Exhibit 99.1
Premier Exhibitions, Inc. Updates Operations
Atlanta, Georgia, September 21, 2009 — Premier Exhibitions, Inc. today announced that it has been notified by the Nasdaq that, as a result of the price of its common stock falling below $1.00 for more than 30 days, it faces delisting of its shares on the Nasdaq Global Market. The Company has 180 days to regain compliance with the exchange’s minimum bid requirements.
Premier also announced preliminary results of operations for its second fiscal quarter ended August 31. Preliminary results are summarized below.
Additionally, Premier has added two directors to its existing Board, bringing the total number of directors to nine, from seven previously. Bios for the new directors are given below.
Finally, the Company has authorized a share repurchase program of up to 1 million shares.
Delisting Notice
On Tuesday, August 15, 2009, the Company received notice from the Nasdaq that a deficiency exists with regard to the Company’s compliance with the listing rules. The rules require listed securities to maintain a minimum bid price of $1.00, based upon the closing price of the Company’s stock for the last 30 days. The rules provide a grace period of 180 days to regain compliance. If at any time during the grace period the bid price of the Company’s stock closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance. The Board of Directors prefers to maintain the Company’s listing with the Nasdaq and is considering available choices to regain compliance and maintain its listing.
Chairman Mark Sellers commented, “Premier has a strong interest in maintaining compliance with Nasdaq’s listing requirements. The Board of Directors is in agreement that we will take every step necessary to regain compliance and maintain Premier’s Nasdaq listing, including, if appropriate, a reverse stock split. However, the turnaround is going very well, as shown in this quarter’s preliminary results, and I’m hopeful such extreme action won’t be necessary.”

Preliminary Second Quarter Results
•	Total revenue increased approximately 20% sequentially from the first quarter of fiscal 2009 to roughly $13 million in the second quarter of fiscal 2010.

•	Gross profit margin increased from 53% in the first quarter of fiscal 2010 to roughly 60% in the second quarter of fiscal 2010.

•	On August 31, 2009 total cash and marketable securities were $10.9 million, up from $9.1 million at the end of the first quarter.
Full results of second quarter operations will be released on October 7, 2009 after the market closes, and will be followed by an earnings call with investors at 8 a.m. on October 8, 2009.
“I’m thrilled with the positive developments in the business, as indicated by the preliminary second quarter results,” said Sellers. “This is only the second full quarter that new management has been at the helm, but we’ve made significant progress in turning things around and we expect to make further significant progress in upcoming quarters. As previously announced, Chris Davino has joined Premier as CEO on a permanent basis. Chris and the management team have recently signed several new exhibition agreements that largely fill the hole that we inherited in the show calendar later this year.”
“In August, the Company filled two senior-level positions that had been open for some time in order to significantly strengthen Premier’s exhibition sales and sponsorship sales efforts. Both new hires are outstanding at what they do, with significant experience at larger companies. We expect them to help us grow our revenue substantially in the quarters and years to come.”
New Directors
The Company has added two new directors, Ron Bernard and Stephen Palley, increasing the size of the Board of Directors to nine.
Ronald C. Bernard
Ron Bernard has more than three decades of experience with Fortune 500 companies across several diverse, consumer-driven, entertainment and sports industries. After beginning his career as a CPA, he became treasurer of Viacom in 1978. He remained with Viacom until 1993, spending his last six years as president of network enterprises with P&L responsibility for four divisions totaling $150 million in revenue. From 1993 to 2000, Ron was president of NFL Enterprises, a division of the National Football League, with P&L responsibility for four divisions totaling $300 million in revenue. During this time, he was responsible for the NFL’s worldwide international operations including television, marketing, licensing, and fan development activities conducted out of five international offices. His responsibilities also included NFL Films, New Media, and the development of NFL Sunday Ticket.

From 2000-2004, Ron was CEO of Sekani, Inc., a privately-held media licensing and digital media asset management company. He has been a consultant to private equity firms for media-related investments since 2004 and is currently a Managing Director in the Private Equity Performance Improvement Group at Alvarez & Marsal, a leading worldwide restructuring, consulting, and performance improvement company.
Ron has a BA in Finance from Syracuse University and an MBA in Finance from Columbia University and is a CPA. He will serve as the chair of Premier’s audit committee.
Stephen W. Palley
Stephen Palley comes from a media and entertainment law background. He began his career in 1969 and, after four years in corporate law, worked as an entertainment attorney for 11 years serving primarily television and music clients. From 1985-1997, Palley was executive vice president and chief operating officer of King World Productions. While there, he oversaw the operational, administrative, and financial decisions of King World. During his 10-year tenure as Chief Operating Officer, Palley led a massive expansion of the company, including revenue growth from $146 million to $660 million, net income growth from $20 million to $147 million and an increase in international operations from 10 countries to 140 countries. He participated in the supervision of the distribution of five of the top eight first-run syndicated programs on television, including the number one and two game shows (Wheel of Fortune and JEOPARDY!) and the number one talk show of all time (The Oprah Winfrey Show).
Palley has also been CEO of SourceMedia, where he oversaw the strategic, operational and financial decisions of that company. During his three year tenure, Palley determined that the company’s capital, both financial and human, required the disposition of certain technology assets and a sharper business focus, including the termination of low margin businesses. Since 2002, Palley has served as a consultant and advisor to various distressed and financial restructuring firms. He has a BA from American University and a JD from the Columbia University School of Law.
Stock Repurchase
On Friday, September 18, 2009, Premier’s Board of Directors authorized the Company to repurchase up to 1,000,000 shares of its common stock from time to time in open market and privately negotiated transactions, through block trades or otherwise, as market and business conditions warrant.
2Q10 Conference Call Information
Company management will host its second quarter fiscal 2010 conference call on October 8, 2009 at 8:00 a.m. (EST). Interested parties can access the call by dialing 1 (877) 874-1570 in the U.S. and 1 (719) 325-4838 internationally. Callers should reference confirmation code 3143737. A transcript of the conference call will be made available on the Company’s website: www.prxi.com.

About Premier Exhibitions
Premier Exhibitions, Inc. (NASDAQ: PRXI) develops and tours museum quality exhibitions. Presently, the Company operates and/or presents and promotes four different types of exhibitions:
“Titanic: The Artifact Exhibition,” “Titanic Aquatic” and “Titanic: Treasures from the Deep;”
“Bodies...The Exhibition,” and “Bodies Revealed;”
“Dialog in the Dark;” and
“Star Trek, The Exhibition.”
Additional information about Premier Exhibitions is available at www.prxi.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.
In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “intend,” “expect,” “will,” “anticipate,” “estimate” or “continue” or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions’ most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Contact:
John Stone
Chief Financial Officer
404.842.2600
john.stone@prxi.com